CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SERVICES AGREEMENT

This Services Agreement is entered into, effective as of April 1, 2011 (the “Effective Date”), by and between Cognate BioServices, a Delaware corporation (Cognate”), and Northwest Biotherapeutics, a Delaware corporation (“NWBT”).

RECITALS

WHEREAS, NWBT is in the business of developing immune cell therapies for cancer, and Cognate is in the business of manufacturing clinical grade cellular products on a contract services basis;

WHEREAS, NWBT and Cognate previously entered into a Services Agreement for the production of NWBT’s DCVax® Products by Cognate (the “Prior Services Agreement”);

WHEREAS, the parties desire to enter into a new Services Agreement to extend the contract manufacturing and related services by Cognate for the manufacture of various DCVax® Products for clinical trials and for subsequent commercialization; and

WHEREAS, the parties also desire to update their existing Quality Agreement and ensure that this new Services Agreement meets the requirements set forth in such Quality Agreement.

AGREEMENT

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1: SERVICES

Cognate will provide to NWBT, on the terms and conditions set forth herein, Manufacturing Services as provided in Section 1.1, Storage Services as provided in Section 1.2 and Shipping Services as provided in Section 1.3. The foregoing Manufacturing, Storage and Shipping Services, collectively, may be referred to herein as the “Services.” If requested by NWBT, Cognate may also provide Clinical Support Services as provided in Section 1.4, Development Services as provided in Section 1.5 and/or Recordkeeping Services as provided in Section 1.6. Such Clinical Support Services, Development Services and/or Recordkeeping Services are not included in the Services, and will be the subject of separate agreements, which will be attached hereto and incorporated herein by reference upon execution.

1.1 Manufacturing Services

1.1.1 Scope of Manufacturing Services. In the U.S., Cognate will provide manufacturing and related services for the production of NWBT’s DCVax® products including, without limitation, DCVax®-L, DCVax®-Direct and DCVax®-Prostate (collectively, the “DCVax® Products”). Such manufacturing and related services shall include both the manufacturing of the DCVax® Products and the related services necessary for release of the DCVax® Products for administration to human patients (including, without limitation, materials management, quarantined inventory, quality control, quality assurance, sterility testing, potency assays and lot release)(the foregoing, collectively, “the Manufacturing Services”). The Manufacturing Services do not include any services after product release at Cognate’s cGMP manufacturing facility and delivery by Cognate to the shipping company.

Outside the U.S., Cognate will either perform the Manufacturing Services or oversee and manage the performance of the Manufacturing Services by third parties, provided that NWBT pays for such services in accordance with Section 2 hereof.

1.1.2 Manufacturing Services Capacity. Cognate will commit to providing the necessary facilities and personnel for production of DCVax® Products for such number of patients as is equal to the number of patients for which NWBT pays [*] pursuant to Sections 2.1.1 and 2.1.2 herein. If NWBT requests production of DCVax® Products for patients in excess of the numbers of patients covered in the [*], Cognate will use commercially reasonable efforts to accomplish such excess production as requested, provided that NWBT pays for such services in accordance with Section 2 hereof.

1.1.3 Regulatory Standards. The Manufacturing Services will be carried out in accordance with current Good Manufacturing Practices (“cGMP”) requirements established by the U.S. Food and Drug Administration (“FDA”), or the equivalent requirements established by the applicable regulators outside the U.S.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

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1.2 Cryopreserved Storage

In addition to the Manufacturing Services, Cognate will undertake the cryopreserved storage of DCVax® Products including, without limitation, the initial freezing of DCVax® Products, bar coding or other inventory identification, preparation for shipment and preparation for tracking as provided in Section 1.5 (collectively, the “Storage Services”), provided that NWBT pays for such services in accordance with Section 2 hereof.

1.3 Shipping and Distribution

Cognate will identify and work with shipping companies for the collection and shipping of leukapheresis liquids and tumor tissue to Cognate, and the delivery of finished DCVax® Products from Cognate to the applicable medical facility or physician (collectively, the “Shipping Services”), provided, that NWBT pays or reimburses all costs relating to such shipping and distribution, and provided that NWBT pays for such services in accordance with Section 2 hereof.

1.4 Clinical Support Services

If NWBT requests any services from Cognate relating to the evaluation, preparation, training, initiation and/or support of clinical trial sites for clinical trials of DCVax® Products, NWBT and Cognate will enter into separate agreements for such services (collectively, the “Clinical Support Services”), and each such separate agreement will be attached as part of Exhibit A (Exhibit A-1, A-2, etc.), and incorporated herein by reference. Such Clinical Support Services may include, without limitation, traveling to clinical sites, training various on-site staff in regard to collection, processing, shipping and handling of tumors tissues that are to be used in the production of DCVax® Products by Cognate, as well as scheduling and reserving of manufacturing slots, scheduling and management of delivery of finished DCVax® Products to the hospital’s pharmacy and to the patients, and other clinical matters. Each such separate agreement will include the scope and nature of work, and the payment and cost reimbursement provisions.

1.5 Development and Validation Services

If NWBT requests any services from Cognate relating to development of new, modified or improved products, manufacturing processes (including, without limitation, automation, closed systems, or IT infrastructure), quality assurance (“QA”) or quality control (“QC”) processes, cryopreservation, or other aspects of producing, storing, distributing, delivering and/or tracking any DCVax® Products (collectively, the “Development Services”), NWBT and Cognate will enter into a separate agreement for each such development work, and each such separate agreement will be attached as part of Exhibit B (Exhibit B-1, B-2, etc.), and incorporated herein by reference. Each such separate agreement will include the scope and nature of work, and the payment and cost reimbursement provisions.

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1.6 Recordkeeping

Recognizing that certain countries or jurisdictions require recordkeeping for cell therapy products for up to 15 years (or up to 30 years), the parties acknowledge and agree that special arrangements are necessary for fulfillment of such long-term recordkeeping obligations (including, without limitation, product and ingredient tracking, clinical data, adverse events data and other). Such arrangements are not included in this Agreement, and will be NWBT’s responsibility.

As part of the Services pursuant to this Agreement, Cognate will create initial sets of applicable records. NWBT will determine the nature and extent of long-term recordkeeping required to meet legal and regulatory requirements in each country where NWBT operates or delivers products. NWBT will enter into one or more agreements with third party specialists and/or with Cognate, separate from this Agreement, for such long-term recordkeeping and product and ingredient tracking. Both NWBT and Cognate will have full access to all such records and information at all times.

1.7 Quality Agreement

Under the prior Services Agreement, the parties entered into a Quality Agreement which established the quality standards to be met in DCVax® Products, the requirements for product release, the respective roles and responsibilities of NWBT and Cognate in these processes, the standards and procedures for the handling of any deviations from the usual quality standards or product release requirements, and/or any complaints, the processes and allocation of responsibilities for reporting of these matters, and related subjects. Within one hundred eighty (180) days after the Effective Date of this Agreement, the parties will update such Quality Agreement consistent with the terms of this Agreement, will attach it as Exhibit C hereto and incorporate it herein by reference.

SECTION 2: PAYMENTS

2.1 Payments for Manufacturing, Storage and Shipping Services in the U.S.

2.1.1 [*]Payments.

[*]

2.1.2 [*]

The Manufacturing Services do not include any repetition of some or all of the manufacturing processes (e.g., the processing of a second or subsequent leukapheresis), nor any additional processing beyond the standard processing, unless such repetition or addition is required solely because the initial processing by Cognate failed to be substantially in compliance with the applicable Standard Operating Procedures (“SOPs”) and such failure was not attributable to conditions necessitating a deviation from the applicable SOPs (e.g., due to the quantity or quality of tumor tissue, leukapheresis or adherent cells). NWBT will pay additional fees for such repetition and/or addition of services. The amount of such fees will be jointly agreed prior to Cognate’s provision of the repeated or additional services if time and circumstances permit. If time and circumstances do not permit such joint agreement, Cognate will determine, on a commercially reasonable basis, in good faith, the amount of additional fees to be paid, and inform NWBT thereof; NWBT will then decide whether or not that DCVax® is to be produced on the terms determined by Cognate or is not to be produced.

[*]

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

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2.1.3 Start-up, Expansion, Change, Reduction and/or Shut-down Costs, Capital Expenditures:

For each program and/or facility that NWBT wants to start up, expand, upgrade, change, reduce or shut down, Cognate will prepare budgets for the costs involved and the capital expenditures required. NWBT will review and approve the applicable budgets for the costs and the capital expenditures involved in each such program or site start-up, expansion, upgrade, change, reduction or shut-down. NWBT will pay the budgeted costs and capital expenditures. The [*] shut-down fee arrangement in the prior manufacturing services agreement relating to the brain cancer program is carried over to and incorporated in this Agreement, as provided in Section 7. Each approved budget pursuant to this Section 2.1.3 will be attached as part of Exhibit D (Exhibit D-1, D-2, etc.), and incorporated herein by reference.

2.2 Payment for Manufacturing, Storage and Shipping Services and/or Supervisory Services Outside the U.S.

[*] If Cognate does not perform some or all of the Services itself, Cognate will undertake technology transfer to train third parties to perform such Services, and Cognate will supervise and oversee performance of such Services by such third parties (the “Supervisory Services”). [*] NWBT will pay Cognate fees for the Supervisory Services, with the amounts of such fees determined on a case by case basis, according to the scope of such Supervisor Services involved. Each such arrangement will be attached as part of Exhibit E (Exhibit E-1, E-2, etc.), and incorporated herein by reference.

2.3 Payment for Clinical Support Services

The budgets and the payments to be made by NWBT to Cognate for Clinical Support Services will be jointly determined, on a case by case basis for clinical trials of DCVax® Products. Each such arrangement will be attached as part of Exhibit A (Exhibit A-1, A-2, etc.), and incorporated herein by reference, as provided in Section 1.4.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

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2.4 Payment for Development Services

The budgets and the payments to be made by NWBT to Cognate for Development Services will be jointly determined, on a case by case basis. Each such arrangement will be attached as part of Exhibit B (Exhibit B-1, B-2, etc.), and incorporated herein by reference, as provided in Section 1.5.

2.5 Reimbursement of Travel Costs

In addition to the payments for various services and expenses provided in this Section 2, NWBT will reimburse all travel-related costs incurred by Cognate in performing any services hereunder. Such reimbursements will include appropriate per diem travel cost payments, to be jointly agreed by the parties in connection with each set of services, and reimbursement of all travel-related costs not covered by agreed per diem payments.

2.6 Taxes and Fees

NWBT will be responsible for all taxes and fees arising from or relating to any services and expenses covered by this Agreement.

2.7 Credit Terms and Collection Costs

If NWBT does not make a payment or reimbursement when due, the outstanding unpaid amounts will accrue interest at a default interest rate of one and one-half percent (1-1/2%) per month. If any collection action is undertaken to collect unpaid amounts, NWBT will pay all fees and costs of such collection actions including, without limitation, reasonable attorney’s fees.

SECTION 3: CONFIDENTIALITY

Simultaneous with execution of this Agreement, the parties will execute a mutual Confidentiality Agreement and such agreement will be attached hereto as Exhibit F and incorporated herein by reference.

SECTION 4: REPRESENTATIONS AND WARRANTIES

4.1 No Warranties of Merchantability or Fitness

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, COGNATE MAKES NO WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, WITH RESPECT TO ANY DCVAX® PRODUCTS OR ANY SERVICES RENDERED HEREUNDER, OR ANY TECHNOLOGY THAT MAY BE USED IN SUCH SERVICES OR INCORPORATED INTO SUCH DCVAX® PRODUCTS.

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4.2 Agreement Duly Authorized; Valid Obligations

Cognate and NWBT each hereby represents and warrants, severally and not jointly, that:

4.2.1 Such party is a corporation or entity duly organized, validly existing and in good standing under the laws of the jurisdiction where such party is domiciled, and has all necessary power and authority to (i) own, operate and occupy its properties and to carry on its business as presently conducted and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby. Such party is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect.

4.2 All necessary corporate or other proceedings, votes, resolutions, consents, waivers and approvals relating to the sale and purchase of shares have been completed by the applicable party. Upon execution, this Agreement will constitute a valid and legally binding obligation of the party, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

SECTION 5: INSURANCE, INDEMNIFICATION, LIABILITY

5.1 NWBT Insurance Obligations

NWBT is required to obtain and to maintain throughout the term of this Agreement, in such amounts as are reasonably acceptable to Cognate, (a) clinical trial insurance covering all clinical trials of DCVax® Products, (b) all-risks umbrella insurance, (c) product liability insurance covering the use and administration of DCVax® Products to patients, and (d) such other insurance as is reasonable or customary in the industry. Cognate shall be a named insured and beneficiary on all such insurance coverages.

5.2 Cognate Insurance Obligations

Cognate is required to obtain and to maintain throughout the term of this Agreement, in such amounts as are reasonably acceptable to NWBT, (a) product liability clinical trial insurance covering all DCVax® Products manufactured by Cognate, and (b) such other insurance as is reasonable or customary in the industry. NWBT shall be a named insured and beneficiary on all such insurance coverages.

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5.3 Indemnification

In addition to all rights and remedies available to Cognate at law or in equity, NWBT shall indemnify Cognate and its officers, directors, employees, stockholders, partners, affiliates, advisors, agents, representatives, successors and assigns (collectively, the “Indemnified Persons”) and pay on behalf of or reimburse such party for any losses, damages, or expenses, including, without limitation, reasonable attorneys’ fees and all amounts paid in investigation, defense or settlement of any of the foregoing, as incurred, which any Indemnified Person may suffer, sustain or become subject to as a result of or in connection with any use or administration to patients of DCVax® Products manufactured by Cognate, provided that Cognate has manufactured such DCVax® Products substantially in accordance with the applicable specifications or SOPs for such DCVax® Products and/or with commercially reasonable deviation from such SOPs as provided in Section 1.7 and/or Section 2.1.2.

5.4 No Consequential Damages

Notwithstanding anything to the contrary, in no event shall either party shall be liable hereunder, on any basis, for any indirect or consequential damages.

5.5 Re-Manufacturing; Refunds

In the event that Cognate’s manufacture of a DCVax® Product fails to be substantially in compliance with the applicable SOPs and/or the DCVax® Product fails to fulfill the product release requirements (each, a “Non-Compliant DCVax® Product”), and such failure was not attributable to conditions necessitating a deviation from the applicable SOPs and/or preventing or substantially impeding fulfillment of the product release requirements (e.g., due to the quantity or quality of tumor tissue, leukapheresis or adherent cells), Cognate will be responsible for manufacturing a replacement of such Non-Compliant DCVax® Product, at Cognate’s own expense, if such re-manufacturing is reasonably feasible and commercially reasonable. [*]

SECTION 6: TERM AND TERMINATION

6.1 Term

This Agreement will remain in force for five (5) years from the Effective Date (the “Term”), unless terminated earlier pursuant to Section 7.2.

6.2 Termination

Either party may terminate this Agreement in the event of a material breach by the other party which remains uncured after notice of such breach for a period of thirty (30) days in the case of a monetary breach, or a period of one hundred twenty (120) days in the case of a non-monetary breach.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

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SECTION 7: MISCELLANEOUS

7.1 Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

7.2 Entire Agreement

This Agreement (including the Exhibits hereto), constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings, promises or undertakings with respect to the subject matter hereof, including the prior Services Agreement, provided however, [*].

7.3 Amendments

Except as otherwise expressly provided herein, this Agreement may not be amended except by a written instrument signed by both parties hereto.

7.4 Survival

The provisions of Sections 2 - 5 herein will survive the expiration or termination of this Agreement until expiration of the applicable statute of limitations.

7.5 Notices

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to be effective upon delivery when delivered (a) personally; (b) by facsimile or email, provided a copy is mailed no later than the next business day through a nationally recognized overnight delivery service; or (c) by overnight delivery through a nationally recognized overnight delivery service, in each case properly addressed to the receiving party at such address or facsimile number as the receiving party has furnished to the sending party in writing.

7.6 Severability

If one or more provisions of this Note are held to be unenforceable under applicable law, then (i) such provision shall be excluded from this Note, (ii) the balance of the Note shall be interpreted as if such provision were so excluded, (iii) the balance of the Note shall be enforceable in accordance with its terms, and (iv) the parties shall negotiate in good faith to amend or add to the provisions of this Note to effectuate as nearly as reasonably practicable, and as nearly as permitted under applicable law, the original intent of the parties with respect to the provision excluded.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

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7.7 Successors and Assigns

Except as otherwise expressly provided herein, the provisions hereof will be binding upon, and inure to the benefit of the respective successors, assigns, heirs, executors and administrators of the parties hereto. Neither party hereto may transfer all or any portion of its rights under this Agreement to a third party other than an affiliate without the prior written consent of the other party hereto.

7.8 Interpretations

All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. All references to “$” or dollars herein will be construed to refer to United States dollars. The titles of the Sections and subsections of this Agreement are for convenience or reference only and are not to be considered in construing this Agreement. All references to “including” shall be deemed to mean “including, without limitation.”

7.9 Severability

If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

7.10 Counterparts

This Agreement may be executed in counterparts, each of which when so executed and delivered will constitute a complete and original instrument but all of which together will constitute one and the same agreement, and it will not be necessary when making proof of this Agreement or any counterpart thereof to account for any counterpart other than the counterpart of the party against whom enforcement is sought.

[signatures on following page]

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IN WITNESS WHEREOF, the parties have executed this Services Agreement effective as of the date first set forth above.

NORTHWEST BIOTHERAPEUTICS	COGNATE BIOSERVICES

By:	By:

Name:	Name:

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EXHIBIT A: CLINICAL SUPPORT SERVICES

TO BE DETERMINEDAS APPLICABLE.

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EXHIBIT B: DEVELOPMENT SERVICES

TO BE DETERMINED WHEN NEEDED.

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EXHIBIT C: QUALITY AGREEMENT

TO BE UPDATED AND REVISED WITHIN 180 DAYS AFTER THE EFFECTIVE DATE.

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EXHIBIT D: BUDGETS

Start-up, Expansion, Change, Reduction and/or Shut-down Costs, and

Capital Expenditures

TO BE DETERMINED FROM TIME TO TIME WHEN NEEDED.

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EXHIBIT E: SUPERVISORY SERVICES

TO BE DETERMINED AS APPLICABLE.

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EXHIBIT F: CONFIDENTIALITY AGREEMENT

PREVIOUSLY EXECUTED SEPARATELY. STILL IN FORCE.

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